Exhibit 99.1

For Immediate Release,
February 13, 2006

Rentech Annouces Kevin M. Smith Resigns as Chief Financial Officer and Executive Vice President

Denver Colorado – Rentech, Inc. (AMEX:RTK) announced today that Kevin M. Smith, the Company’s Chief Financial Officer and Executive Vice President, resigned from the Company effective February 11, 2006.  Mr. Smith joined the Company on January 20, 2006.

Mr. Smith resigned for personal reasons, citing consideration for certain family matters.  “In the short time I worked for the Company, I was impressed by the integrity of its management team and the potential for its technology.  I am disappointed that I will be unable to continue to participate in its development,” said Mr. Smith.

D. Hunt Ramsbottom, the Company’s President and Chief Executive Officer, stated, “We regret Kevin Smith has had to resign from the Company and wish Kevin and his family the best in their personal endeavors.  The Company is on the cusp of several exciting opportunities and developments and we wish that Kevin had been in a position to join us, but we respect Kevin’s decision and have begun to look for a similarly qualified Chief Financial Officer to replace Kevin.”

Mr. Smith did not have any disagreements with the Company on financial matters, and recently signed the Company’s Form 10-Q filed with the SEC on February 9, 2006. The Company announced that in the interim, Geoffrey S. Flagg, will assume the responsibilities of principal financial officer. Mr.Flagg, the Company’s Chief Accounting Officer, formerly served as Chief Financial Officer from January 2003 through January 2006 and Corporate Controller from January 2001 to January 2003.

About Rentech, Inc.

Rentech, Inc., a Colorado corporation formed in 1981, develops technology and projects to transform underutilized hydrocarbon resources into valuable alternative fuels and clean chemicals. To execute this strategy it utilizes its patented and proprietary Fischer-Tropsch gas-to-liquids/coal-to-liquids process for conversion of synthesis gas made from natural gas, coal and other solid or liquid carbon-bearing materials clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes, and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Act; and pursuant to the Private Securities Litigation Reform Act of 1995.  The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective.  The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements.  They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them.  You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties.  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.  Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email at mkir@rentk.com, or see the Company’s website at: www.rentechinc.com; Kevin Theiss, CEOcast, Inc. 212-732-4300 or by email at ktheiss@ceocast.com.